April 11, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

         Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

         Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

         Please call the undersigned at (504) 533-3299 if you have any questions concerning this filing.

                                    Very truly yours,

                                    /s/ Cathy E. Chessin

                                    Cathy E. Chessin
                                    Corporate Counsel and
                                    Assistant Secretary

CEC/mch
Enclosure

cc:      John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 11, 2001
                                                       --------------
                                                       April 11, 2001



                              Hibernia Corporation

            (Exact name of registrant as specified in its charter)




 Louisiana                         1-10294                     72-0724532
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333



Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

         (c)  Exhibits

Exhibit No.                Description                                Page. No.

99.10                      News Release issued by the Registrant          3
                           on April 11, 2001


Item 9.  Regulation FD Disclosure.

         On April 11, 2001, Hibernia Corporation issued a news release dated April 11, 2001 which is attached as an exhibit hereto and incorporated by reference into this item 9.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HIBERNIA CORPORATION
                                            (Registrant)


Date:  April 11, 2001                       By:  /s/ Cathy E. Chessin
                                                   Cathy E. Chessin
                                                   Corporate Counsel and
                                                   Assistant Secretary

For IMMEDIATE Release
April 11, 2001

MEDIA INQUIRIES:                                 INVESTOR INQUIRIES:
Jim Lestelle - Senior Vice President             Trisha Voltz--Vice President
and Manager, Corporate Communications            and Manager, Investor Relations
Office: (504) 533-5482;                          Office: (504) 533-2180;
Home: (504) 410-8826                             Home: (504) 779-1930
E-mail: jlestelle@hibernia.com                   E-mail: tvoltz@hibernia.com

--------------------------------------------------------------------------------
           Hibernia Reports First-Quarter Net Income of $50.3 Million,

                       Earnings Per Common Share of $0.31
--------------------------------------------------------------------------------
      NEW ORLEANS - Hibernia Corporation today reported that first-quarter net income excluding securities transactions totaled $52.9 million, up 6% from $50.1 million in the first quarter of 2000.

      Net income for first-quarter 2001 was $50.3 million, compared to $50.1 million a year earlier.

      Net income per common share (EPS) for first-quarter 2001 was $0.31, unchanged from the year-ago quarter. Excluding securities transactions, EPS assuming dilution was $0.33 for first-quarter 2001, up 6% from $0.31 a year earlier.

FINANCIAL PERFORMANCE DATA
(000s, except per common share)

--------------------------------------------------------------
1Q                             2001        2000        Chg
--------------------------------------------------------------
Net income                     $50,333     $50,131     - %
---------------------------- ----------- ----------- ---------
Cash-basis net income*         $54,480     $54,054     1%
--------------------------------------------------------------
Per Common Share
--------------------------------------------------------------
Net income                     $0.31       $0.31       - %
---------------------------- ----------- ----------- ---------
Net income assuming            $0.31       $0.31       - %
dilution
---------------------------- ----------- ----------- ---------
Cash-basis net income*         $0.34       $0.33       3%
--------------------------------------------------------------
* Excludes amortization of purchase accounting intangibles.
--------------------------------------------------------------

      The company continues to manage asset quality closely and remains committed to strategies intended to improve it. In the first quarter, the provision for loan losses exceeded charge-offs by $2.6 million.

      The trend in diversification of revenue sources continued in first-quarter 2001. As a percentage of total revenues, first-quarter 2001 noninterest income, excluding securities transactions, increased to 31% from 28% a year ago.

      Total revenues grew 12% to $234.2 million, compared to $209.4 million for first-quarter 2000. Revenue per full-time equivalent employee, a productivity measure, was approximately $170,000 for first-quarter 2001, up 6% from last year's first quarter. Noninterest income grew 18% to $68.9 million in first-quarter 2001, compared to $58.5 million a year earlier. Excluding securities transactions, noninterest income for first-quarter 2001 was $72.8 million, up 25% from $58.4 million a year earlier. Noninterest income from insurance and investment banking, two of the company's newest business lines, totaled $6.7 million in first-quarter 2001. Excluding securities transactions and the impact of purchase transactions, noninterest income totaled $66.1 million, up 13% from $58.4 million in first-quarter 2000. In first-quarter 2001, Hibernia recognized a securities loss of $4.3 million on a private-equity investment in a telecommunications company, partially offset by other securities gains.

      Mortgage Banking-related noninterest income was up 21% in the first quarter compared to a year earlier. Mortgage Banking closed a record $728 million in loans in first-quarter 2001, compared to the previous high of $694 million in fourth-quarter 1998. Mortgage-related noninterest income reached a record $8.3 million in first-quarter 2001, surpassing the previous high of $7.1 million in fourth-quarter 2000.

      First-quarter 2001 net interest income was $158.9 million, up 7% from $148.3 million in the year-ago quarter. The net interest margin was 4.17%, compared to 4.27% for first-quarter 2000 and 4.11% for fourth-quarter 2000. Interest rates decreased significantly in first-quarter 2001. The increase in the margin compared to the prior quarter reflected the fact that rates on interest-bearing liabilities declined faster than earning asset yields.

      Total deposits at March 31, 2001, were $12.7 billion, up 4% from $12.2 billion a year earlier. Total loans at the end of first-quarter 2001 were $11.9 billion, up 5% from $11.3 billion a year earlier. Consumer and small-business loans grew 18% and 4%, respectively, while commercial loans decreased 12%.

       "We're working hard to build a first-class service and sales organization," said Herb Boydstun, president and chief executive officer. "Our goal is for everyone in the company to feel comfortable making sales referrals, because increased sales translate into greater profitability." As a result, the company took significant steps in the first quarter to strengthen its service and sales culture, including:

o Creation of the Community Banking sales and service director position, filled by Frankie Nesbit, a 26-year banker. She is responsible for developing and implementing consumer and small-business sales concepts and strategies, including training programs designed to continually improve the consultative skills and product knowledge of the sales staff.

o The launch of an incentive program that rewards the best Community Banking performers based on their success in understanding and then meeting customers' financial needs. Hibernia's Community Banking arena includes consumer and small-business banking.

o Enhancements to the universal workstation, Hibernia's point-of-sale and call-center computer system, which strengthen the company's ability to manage sales efforts. The system provides point-and-click, real-time access to sales volume comparisons, customer household account and profitability information, and other data to help identify where improvements can be made in the sales process.

      Hibernia expanded its online-banking services in the first quarter, adding 60-second loan decisions for small-business owners. Bank Online @ Hibernia.com was recognized by Microbanker Inc. as one of the nation's best in remote, online banking, and Hibernia also received the country's top award for export service, the President's "E-Star" award. Hibernia Rosenthal Insurance, which already had locations in Metairie, Baton Rouge and Lafayette, opened a Shreveport office to better serve customers in north and central Louisiana and east Texas.

Asset quality

o The provision for loan losses totaled $18.0 million for first-quarter 2001, compared to $16.3 million a ear earlier and $70.0 million in fourth-quarter 2000.

o Nonperforming assets at March 31, 2001, were $84.5 million, down from $88.5 million a year earlier and $88.8 million at year-end 2000.

o The nonperforming asset ratio at March 31, 2001, was 0.71%, improved from 0.78% a year earlier and 0.73% at Dec. 31, 2000.

o The nonperforming loan ratio at the end of first-quarter 2001 was 0.65%, compared to 0.68% both a year earlier and at year-end 2000.

o Reserve coverage of nonperforming loans increased to 233% at March 31, 2001, from 208% a year earlier and 218% at the end of 2000.

o Reserve coverage of total loans at the end of first-quarter 2001 was 1.52%, improved from 1.42% a year earlier and 1.47% at Dec. 31, 2000.

o The total net charge-off ratio for first-quarter 2001 was 0.51%, compared to 0.40% a year earlier and 1.82% for fourth-quarter 2000. The consumer net charge-off ratio was 0.49%, compared to 0.44% a year earlier and 0.46% at Dec. 31, 2000; commercial, 0.39%, compared to 0.28% and 4.98%; and small-business, 0.72%, compared to 0.52% and 0.59%.

o Shared national credits totaled $1.2 billion at March 31, 2001, down 30% from a year earlier and 7% from the end of 2000.

Additional results

o    Noninterest expense for first-quarter  2001 totaled $131.1 million,  up 16%
     from   $113.1  million  for  the  year-ago  quarter.   Excluding   purchase
     transactions, noninterest expense grew approximately 9%.

o Returns on assets and common equity were 1.21% and 13.80%, respectively, for first-quarter 2001, compared to 1.31% and 15.08% a year earlier.

o    Assets totaled $16.7 billion at March 31, 2001, up 6% from $15.7 billion at
     the  end  of  first-quarter   2000.

o The cash-basis efficiency ratio for first-quarter 2001 was 53.79%, compared to 51.62% a year earlier, reflecting the impact of newer non-lending services, including investment banking and insurance.

o At March 31, 2001, Hibernia had repurchased approximately 3.3 million shares of its common stock under a 12-month buyback plan announced last year. The plan has been continued by Hibernia's board of directors under terms that authorize the repurchase of up to 3.5 million shares of Hibernia common stock over the next 12 months. The common stock may be repurchased from time to time in the open market or, under certain circumstances, through private transactions, depending on market conditions and other factors.

      Based on the company's current outlook for 2001 and the beneficial interest-rate environment, management expects to exceed analysts' consensus earnings estimate of $1.30 per diluted common share for 2001. Because of increasing concerns about further weakening in the national economy, which may impact any of the company's portfolios, as well as continued increases in Louisiana consumer bankruptcies and ongoing efforts to work through commercial-loan issues, Hibernia is changing its projection for loan-loss provision expense in 2001 to be in the $75 million to $85 million range.

      Actual earnings per share and provision expense for 2001 could differ materially from the forward-looking statements presented here because of various factors, including, but not limited to, economic conditions, asset quality, interest rates, loan demand, changes in consumer spending, borrowing and savings habits, competition, government monetary policy, changes in laws and regulations, and changes in the assumptions used in making the forward-looking statements.

      A live listen-only audio Webcast of a conference call with analysts will be available beginning at 1 p.m. CT today on Hibernia's Internet site
(www.hibernia.com)       and       through       the       following       link:
www.hibernia.com/corporate_investor_news/index_general.shtml.   The   conference
will be available in archived format at the same address until April 30.

      Hibernia, a Fortune 1000 company, has $16.7 billion in assets and 263 locations in 34 Louisiana parishes, 16 Texas counties and two Mississippi counties. Hibernia is the leader in Louisiana with 23.3% of deposits and in its Texas market area with 10.7%. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.

                                    # # #


Statements in this release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Statements of this type speak only as of the date of this release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, asset quality, interest rates, loan demand, changes in consumer spending, borrowing and savings habits, competition, government monetary policy, changes in laws and regulations, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Hibernia's financial results is included in filings with the Securities and Exchange Commission.


                                                  FINANCIAL INFORMATION
                                                       (Unaudited)
--------------------------------------------------------------------------------------------------------------------
SUMMARY OF OPERATIONS
                                                                             QUARTER ENDED

                                               ---------------------------------------------------------------------
($ in thousands, except per-share data)         March 31          March 31                  December 31
                                                  2001              2000        CHANGE        2000         CHANGE
                                               ------------      ------------  ----------- ------------   ----------

  Interest income                                 $314,221          $284,056        11 %      $318,046         (1)%
  Interest expense                                 155,336           135,738        14         163,987         (5)
                                               ------------      ------------              ------------
      Net interest income                          158,885           148,318         7         154,059          3
  Provision for loan losses                         18,000            16,250        11          70,000        (74)
                                               ------------      ------------              ------------
      Net interest income after provision          140,885           132,068         7          84,059         68
                                               ------------      ------------              ------------
  Noninterest income:
      Service charges on deposits                   27,242            24,077        13          27,361          -
      Retail investment service fees                 7,344             7,905        (7)          5,960         23
      Trust fees                                     6,677             6,664         -           6,634          1
      Mortgage loan origination and servicing fees   6,522             5,240        24           6,093          7
      Investment banking                             3,350                 -         -           3,209          4
      Insurance                                      3,360               618       444           2,930         15
      Other service, collection and exchange charges11,863            10,093        18          11,192          6
      Other operating income                         6,433             3,846        67           3,431         87
      Securities gains (losses), net                (3,914)               30       N/M            (231)       N/M
                                               ------------      ------------              ------------
            Noninterest income                      68,877            58,473        18          66,579          3
                                               ------------      ------------              ------------
  Noninterest expense:
      Salaries and employee benefits                67,184            56,285        19          65,916          2
      Occupancy and equipment                       17,305            16,009         8          17,508         (1)
      Data processing                                7,946             8,093        (2)          7,208         10
      Amortization of intangibles                    7,884             6,630        19           9,331        (16)
      Advertising and promotional expense            4,249             3,767        13           3,985          7
      Stationery and supplies, postage and
          telecommunications                         5,732             5,431         6           5,475          5
      Other operating expense                       20,778            16,846        23          15,556         34
                                               ------------      ------------              ------------
            Noninterest expense                    131,078           113,061        16         124,979          5
                                               ------------      ------------              ------------
  Income before income taxes                        78,684            77,480         2          25,659        207
  Income tax expense                                28,351            27,349         4           8,231        244
                                               ------------      ------------              ------------
  Net income                                       $50,333           $50,131         -         $17,428        189
                                               ============      ============              ============
  Net income applicable to common shareholders     $48,833           $48,406         1 %       $15,928        207 %
                                               ============      ============              ============

  Net income per common share                        $0.31             $0.31         - %         $0.10        210 %
  Net income per common share - assuming dilution    $0.31             $0.31         - %         $0.10        210 %
  Return on average assets                            1.21 %            1.31 %     (10)bp         0.43 %       78 bp
  Return on average common equity                    13.80 %           15.08 %    (128)bp         4.59 %      921 bp

  Cash basis financial data:

    Net income per common share                      $0.34             $0.33         3 %         $0.13        162 %
    Net income per common share - assuming dilution  $0.34             $0.33         3 %         $0.13        162 %

AVERAGE BALANCES                                                                    QUARTER ENDED
($ in millions)
                                                                March 31               March 31
                                                                 2001                    2000               Change
                                                              ------------           ------------         ----------

  Assets
    Cash and due from banks                                          $521.9                $516.3             1 %
    Short-term investments                                            162.7                 196.6           (17)
    Securities                                                      3,154.0               2,937.5             7
    Mortgage loans held for sale                                      169.9                  75.0           127
    Loans                                                          12,112.9              10,973.5            10
        Reserve for loan losses                                      (179.1)               (158.0)           13
                                                           -----------------      ----------------
                                                           -----------------      ----------------
             Loans, net                                            11,933.8              10,815.5            10
    Other assets                                                      764.8                 748.2             2
                                                           -----------------      ----------------
                                                           -----------------      ----------------
        Total assets                                              $16,707.1             $15,289.1             9 %
                                                           =================      ================
                                                           =================      ================

  Liabilities
    Noninterest-bearing deposits                                   $2,088.5              $2,036.3             3 %
    Interest-bearing deposits                                      10,288.2               9,839.5             5
                                                           -----------------      ----------------
                                                           -----------------      ----------------
        Total deposits                                             12,376.7              11,875.8             4
    Short-term borrowings                                           1,478.4               1,021.1            45
    Other liabilities                                                 223.3                 164.4            36
    Federal Home Loan Bank advances                                 1,126.0                 844.7            33
                                                           -----------------      ----------------
                                                           -----------------      ----------------
        Total liabilities                                          15,204.4              13,906.0             9

  Shareholders' equity                                              1,502.7               1,383.1             9
                                                           -----------------      ----------------
                                                           -----------------      ----------------
        Total liabilities and shareholders' equity                $16,707.1             $15,289.1             9 %
                                                           =================      ================

PERIOD-END BALANCES                                March 31            March 31                          December 31
($ in millions)                                      2001                2000            CHANGE              2000           CHANGE
                                                 --------------      -------------    -------------      -------------   -----------
  Assets
    Cash and due from banks                             $521.1             $512.3         2 %               $635.2             (18)%
    Short-term investments                                99.6              276.7       (64)                 185.2             (46)
    Securities                                         3,263.2            2,980.2         9                3,048.9               7
    Mortgage loans held for sale                         299.1               71.9       316                  123.7             142
    Loans                                             11,916.7           11,326.1         5               12,124.7              (2)
        Reserve for loan losses                         (180.8)            (161.3)       12                 (178.3)              1
                                                 --------------      -------------                       -------------

             Loans, net                               11,735.9           11,164.8         5               11,946.4              (2)
    Other assets                                         759.5              735.9         3                  758.6               -
                                                 --------------      -------------                       -------------

        Total assets                                 $16,678.4          $15,741.8         6 %            $16,698.0              - %
                                                 ==============      =============                       =============

  Liabilities
    Noninterest-bearing deposits                      $2,206.3           $2,110.0         5 %             $2,243.0              (2)%
    Interest-bearing deposits                         10,494.2           10,051.2         4               10,449.7               -
                                                 --------------      -------------                      -------------

        Total deposits                                12,700.5           12,161.2         4               12,692.7               -
    Short-term borrowings                              1,048.4            1,168.7       (10)               1,310.5             (20)
    Other liabilities                                    256.1              173.6        48                  171.1              50
    Federal Home Loan Bank advances                    1,143.6              844.6        35                1,044.0              10
                                                 --------------      -------------                      -------------

        Total liabilities                             15,148.6           14,348.1         6               15,218.3               -
                                                 --------------      -------------                      -------------

  Shareholders' equity
    Preferred stock                                       87.0               93.0        (6)                  87.0               -
    Common stock                                         309.6              307.9         1                  309.1               -
    Surplus                                              434.6              425.3         2                  432.4               1
    Retained earnings                                    747.2              660.8        13                  718.7               4
    Treasury stock                                       (35.9)              (1.6)      N/M                  (35.9)              -
    Accumulated other comprehensive
           income                                         18.2              (57.0)      132                   (0.7)            N/M
    Unearned compensation                                (30.9)             (34.7)      (11)                 (30.9)              -
                                                 --------------      -------------                      -------------

      Total shareholders' equity                       1,529.8            1,393.7        10                1,479.7               3
                                                 --------------      -------------                         -------------

      Total liabilities and shareholders' equity     $16,678.4          $15,741.8         6 %            $16,698.0               - %
                                                 ==============      =============                      =============

SELECTED FINANCIAL DATA ...............................   1Q 2001    4Q 2000    3Q 2000    2Q 2000    1Q 2000
                                                          --------   --------   --------   --------   --------

    Net income per common share .......................  $   0.31   $   0.10   $   0.33   $   0.31   $   0.31
    Net income per common share - assuming dilution ...  $   0.31   $   0.10   $   0.33   $   0.31   $   0.31
    Return on average assets ..........................      1.21 %     0.43 %     1.32 %     1.27 %     1.31 %
    Return on average common equity ...................     13.80 %     4.59 %    15.30 %    14.90 %    15.08 %
    Return on average total equity ....................     13.40 %     4.73 %    14.76 %    14.36 %    14.50 %
    Net interest margin--taxable equivalent ...........      4.17 %     4.11 %     4.19 %     4.27 %     4.27 %
    Efficiency ratio ..................................     55.97 %    55.92 %    54.01 %    53.99 %    53.99 %
    Common shares outstanding (000s) ..................   157,965    157,729    158,984    159,129    160,169
    Average common shares outstanding (000s)* .........   155,443    155,758    156,427    156,937    157,512
    Average common shares outstanding (000s)
          - assuming dilution* ........................   157,469    157,219    157,964    158,363    158,238
    Book value per common share .......................  $   9.28   $   8.97   $   8.80   $   8.45   $   8.26
    Average equity as a % of average assets ...........      8.99 %     9.04 %     8.98 %     8.82 %     9.05 %
    Leverage ratio ....................................      7.70 %     7.65 %     7.88 %     7.90 %     8.12 %
    Cash basis financial data**
        Net income per common share ...................  $   0.34   $   0.13   $   0.36   $   0.33   $   0.33
        Net income per common share - assuming dilution  $   0.34   $   0.13   $   0.35   $   0.33   $   0.33
        Return on average assets ......................      1.32 %     0.54 %     1.45 %     1.38 %     1.43 %
        Return on average common equity ...............     17.57 %     6.87 %    19.78 %    18.89 %    19.14 %
        Efficiency ratio ..............................     53.79 %    53.57 %    51.56 %    51.78 %    51.62 %
        Average equity as a % of average assets .......      7.84 %     7.83 %     7.73 %     7.70 %     7.90 %
CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans ...............................  $ 77,464   $ 81,955   $105,518   $ 95,160   $ 77,440
    Foreclosed assets .................................     4,475      4,267      7,567      7,283      7,186
    Excess bank-owned property ........................     2,573      2,586      2,597      3,389      3,887
                                                          --------   --------   --------   --------   --------

        Total nonperforming assets ....................  $ 84,512   $ 88,808   $115,682   $105,832   $ 88,513
                                                          ========   ========   ========   ========   ========


    Provision for loan losses .........................  $ 18,000   $ 70,000   $ 17,400   $ 17,000   $ 16,250
    Net charge-offs ...................................  $ 15,352   $ 54,451   $ 17,451   $ 15,901   $ 11,048
    Reserve for loan losses ...........................  $180,778   $178,253   $162,704   $162,757   $161,274
    Net charge-offs as a % of average loans ...........      0.51 %     1.82 %     0.60 %     0.56 %     0.40 %
    Reserves as a % of total loans ....................      1.52 %     1.47 %     1.37 %     1.40 %     1.42 %
    Reserves as a % of nonperforming loans ............    233.37 %   217.50 %   154.20 %   171.04 %   208.26 %
    Nonperforming loan ratio ..........................      0.65 %     0.68 %     0.89 %     0.82 %     0.68 %
    Nonperforming asset ratio .........................      0.71 %     0.73 %     0.98 %     0.91 %     0.78 %

*    net of uncommitted ESOP shares
**  net of purchase accounting intangibles and amortization

AVERAGE BALANCES, INTEREST                                                            QUARTER ENDED
AND RATES                                          ---------------------------------------------------------------------------------
                                                              March 31, 2001                            December 31, 2000
                                                   -----------------------------------       ---------------------------------
(Average balances $ in millions,                     Average                                  Average
taxable-equivalent interest $ in thousands)          Balance      Interest     Rate           Balance     Interest     Rate
                                                   -----------------------------------       ---------------------------------
Assets
   Interest-earning assets:
       Loans                                         $12,112.9     $261,908   8.75 %          $11,981.1    $268,380   8.92 %
       Securities                                      3,154.0       49,580   6.29              3,041.9      49,173   6.46
       Short-term investments                            162.7        2,328   5.80                 50.8         923   7.22
       Mortgage loans held for sale                      169.9        2,923   6.88                114.7       2,184   7.62
                                                   ------------  -----------                 -----------  ----------

           Total interest-earning assets              15,599.5     $316,739   8.21 %           15,188.5    $320,660   8.41 %

   Reserve for loan losses                              (179.1)                                  (163.5)
   Noninterest-earning assets                          1,286.7                                  1,287.6
                                                   ------------                              -----------
           Total assets                              $16,707.1                                $16,312.6
                                                   ============                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts              $4,890.4      $42,405   3.52 %           $4,650.7     $44,204   3.78 %
       Other consumer time deposits                    2,899.7       40,262   5.63              2,923.4      41,502   5.65
       Public fund certificates of deposit
          of $100,000 or more                            840.7       12,523   6.04                833.7      13,565   6.47
       Certificates of deposit of $100,000 or more     1,105.6       16,951   6.22              1,113.9      17,780   6.35
       Foreign time deposits                             551.8        7,182   5.28                509.2       7,860   6.14
                                                   ------------  -----------                 -----------  ----------
           Total interest-bearing deposits            10,288.2      119,323   4.70             10,030.9     124,911   4.95
       Short-term borrowings                           1,478.4       20,075   5.51              1,443.6      23,453   6.46
       Federal Home Loan Bank advances                 1,126.0       15,938   5.74              1,044.1      15,623   5.95
                                                   ------------  -----------                 -----------  ----------
           Total interest-bearing liabilities         12,892.6     $155,336   4.89 %           12,518.6    $163,987   5.21 %
                                                   ------------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                    2,088.5                                  2,115.6
       Other liabilities                                 223.3                                    203.2
                                                   ------------                              -----------
           Total noninterest-bearing liabilities       2,311.8                                  2,318.8
                                                   ------------                              -----------
   Total shareholders' equity                          1,502.7                                  1,475.2
                                                   ------------                              -----------
         Total liabilities and shareholders' equity  $16,707.1                                $16,312.6
                                                   ============                              ===========
Net interest income/margin                            $161,403                4.17 %           $156,673               4.11 %
                                                    ===========                              ==========

AVERAGE BALANCES, INTEREST                                  QUARTER ENDED
AND RATES                                                   March 31, 2000
(Average balances $ in millions,                ---------------------------------
taxable-equivalent interest $ in thousands)          Average
                                                     Balance     Interest     Rate
                                                ---------------------------------
Assets
   Interest-earning assets:
       Loans                                         $10,973.5     $234,339   8.58 %
       Securities                                      2,937.5       48,182   6.56
       Short-term investments                            196.6        2,829   5.79
       Mortgage loans held for sale                       75.0        1,356   7.24
                                                     ----------   ----------

           Total interest-earning assets              14,182.6     $286,706   8.12 %
                                                                   ---------
   Reserve for loan losses                              (158.0)
   Noninterest-earning assets                          1,264.5
                                                     ----------
           Total assets                              $15,289.1
                                                     ==========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts            $4,537.1      $40,020   3.55 %
       Other consumer time deposits                  2,908.6       36,549   5.05
       Public fund certificates of deposit
          of $100,000 or more                          973.1       13,482   5.57
       Certificates of deposit of $100,000 or more   1,096.7       15,497   5.68
       Foreign time deposits                           324.0        4,265   5.30
                                                    ----------   ----------
           Total interest-bearing deposits           9,839.5      109,813   4.49
       Short-term borrowings                         1,021.1       13,955   5.50
       Federal Home Loan Bank advances                 844.7       11,970   5.70
                                                    ----------   ----------
           Total interest-bearing liabilities       11,705.3     $135,738   4.66 %
                                                    ----------   ----------

   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                  2,036.3
       Other liabilities                               164.4
                                                    ----------
         Total noninterest-bearing liabilities       2,200.7
                                                    ----------
   Total shareholders' equity                        1,383.1
                                                    ----------
        Total liabilities and shareholders' equity $15,289.1
                                                    ==========
Net interest income/margin                                       $150,968   4.27 %
                                                                 ========